UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

________________________

Date of Report (Date of earliest event reported): April 26, 2006

ZEVEX International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12965	87-0462807
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4314 ZEVEX Park Lane, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

(801) 264-1001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information contained in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

On April 26, 2006, the Company issued a press release announcing unaudited financial results for the first quarter ended March 31, 2006.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description
99.1*	Press Release Dated April 26, 2006.

_________________________

* This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 26, 2006	ZEVEX International, Inc.

	By:	/s/ Phillip L. McStotts
Phillip L. McStotts
Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

ZEVEX REPORTS RECORD NET INCOME AND EARNINGS PER SHARE OF $0.36 ON REVENUE GROWTH OF 77% FOR FIRST QUARTER 2006

SALT LAKE CITY, UTAH – April 26, 2006 – ZEVEX International Inc. (NASDAQ: ZVXI) reported financial results for the three months ended March 31, 2006.

Revenue for the first quarter of 2006 increased 77% to $10.6 million, compared with revenue of $6.0 million for the first quarter of 2005. Net income was a record $1.5 million, or $0.36 per share, compared with net income of $45,000, or $0.01 per share, for the first quarter of 2005. Notably, net income for the first quarter of 2006 reflects a $95,000 charge relating to outstanding stock options, as newly required under the accounting rules.

Total revenue from the Company’s Therapeutics division for the first quarter of 2006 increased by 140% to $6.9 million, compared with $2.9 million for the first quarter of 2005. Specifically, sales of domestic enteral feeding pumps and disposable delivery sets increased by 22%, or $531,000, compared with last year’s first quarter, while international sales of pumps and sets in the same period increased by $3.5 million, or 841%. The increase in these international sales was due primarily to increased revenue from Nutricia Clinical, a division of Royal Numico and the Company’s largest strategic international distribution partner. Sales from the Company’s Therapeutics division in the first quarter of 2006 accounted for 65% of the Company’s total revenue.

Total revenue from the Company’s Applied Technology division for the first quarter of 2006 increased by 19% to $3.7 million, compared with $3.1 million for the first quarter of 2005. Revenue from sensors and handpieces grew by $732,000, or 33%, over the first quarter of 2005, while revenue from medical systems declined by $278,000, or 34%. Revenue from engineering services increased by 164%, or $143,000, over the first quarter of 2005. Sales from the Company’s Applied Technology division in the first quarter of 2006 accounted for 35% of the Company’s total revenue.

The increase in net income for the first quarter of 2006 was due primarily to the substantial increase in revenue and the resulting increase in gross profit. In addition, in the first quarter, the Company recorded a tax benefit of $446,000, which was related to the partial reversal of a valuation allowance from a prior period. Operating expenses increased to approximately $2.7 million during the first quarter of 2006, compared with $2.1 million for the first quarter of 2005. This increase in operating expenses was primarily due to increased investments in sales and marketing and to increased general and administrative expenses, including recruiting expenses, personnel and insurance costs, legal fees, stock option expenses, and bonus incentive accruals.

David J. McNally, ZEVEX’s President and CEO, said, “We are delighted to report another quarter of record earnings, as well as record revenue for the first quarter of 2006. Both our Applied Technology and Therapeutics divisions are performing well. Our largest Applied Technology customers contributed significantly to the 33% growth in the sales of our surgical handpieces and sensors. Our domestic Therapeutics sales team drove growth of 22%, based upon the strength of our EnteraLite® Infinity® and EnteraLite® portable feeding pumps. International sales revenue in our Therapeutics division exceeded our expectations, based upon the accelerated introduction of Flocare® Infinity® portable feeding pumps by Nutricia Clinical in Europe. This was also the first full quarter that we recognized service revenue associated with the servicing of these pumps for Nutricia Clinical, which added over $800,000 in new service revenue for the quarter.

“Our current outlook for 2006 remains positive,” continued Mr. McNally. “Our Applied Technology customers are forecasting continuing demand for our products at a level that is consistent with the level that we achieved in the first quarter of 2006. Our domestic Therapeutics sales force has been performing well, building upon last year’s successful market introduction of our EnteraLite Infinity product line. Internationally, we expect that our business with Nutricia Clinical—both our sales revenue and our service revenue—will be strong during the next three quarters. During the first quarter of 2006, we achieved $3.5 million in revenue from our pump shipments and service to Nutricia Clinical. As a result, we are increasing our Nutricia forecast from $8 million to $10 million for the full year 2006.

Based upon our current outlook, we are raising our projection for overall year-over-year revenue growth in 2006 to 25%.

“During the first quarter, we achieved record income,” continued Mr. McNally. “I would like to remind investors that we enjoyed a substantial tax benefit of $446,000 during the first quarter, which more than offset a stock option expense of approximately $95,000 for the quarter under the new accounting rules. Also, significantly, in the second quarter of 2006, we successfully defended our patent rights for which we received a settlement payment of $1,000,000, as we have described in our SEC Form 8-K, which we filed earlier this month. This $1,000,000 payment will be reflected as other income, offset by less than $100,000 in legal fees, in our second quarter financials.”

Tables to Follow

ZEVEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31
	2006	2005
	(unaudited)	(unaudited)
Revenue:
Product sales	$10,330,555	$5,881,454
Engineering services	262,602	102,710
Total revenue	10,593,157	5,984,164

Cost of sales	6,844,472	3,797,659
Gross profit	3,748,685	2,186,505

Operating expenses:
General and administrative	1,365,267	974,679
Selling and marketing	1,026,616	815,700
Research and development	309,111	321,656
Total operating expenses	2,700,994	2,112,035

Operating income	1,047,691	74,470

Other income (expense):
Interest and other income	12,450	3,129
Interest expense	(29,061)	(29,811)
Income before income taxes	1,031,080	47,788

Benefit (provision) for income taxes	446,307	(2,635)

Net income	$ 1,477,387	$ 45,153

Basic net income per share	$ 0.42	$ 0.01

Weighted average shares outstanding	3,555,870	3,400,964

Diluted net income per share	$ 0.36	$ 0.01

Diluted weighted average shares outstanding	4,073,315	3,512,433

ZEVEX INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
ASSETS	(unaudited)

Current assets
Cash and cash equivalents	$ 926,567	$ 1,284,218
Designated cash for sinking fund payment on industrial
development bond	123,126	89,037
Accounts receivable, net of allowance for doubtful
accounts of $130,000	7,806,475	5,641,229
Inventories	4,962,231	4,586,418
Marketable securities	19,350	20,250
Deferred income taxes	449,902	0
Prepaid expenses and other current assets	216,026	193,362
Total current assets	14,503,677	11,814,514

Property and equipment, net	4,890,240	4,639,136
Patents, trademarks and other intangibles, net	341,367	348,467
Goodwill, net	4,048,264	4,048,264
Total assets	$ 23,783,548	$ 20,850,381

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 3,583,287	$ 2,462,071
Other accrued liabilities	1,297,287	1,290,911
Deferred revenue	20,830	52,081
Current portion of industrial development bond	100,000	100,000
Income taxes payable	6,560	2,965
Current portion of other long-term debt	56,988	56,219
Total current liabilities	5,064,952	3,964,247

Industrial development bond	1,100,000	1,100,000
Other long-term debt	695,605	710,143

Stockholders' equity
Common stock; $.001 par value, 10,000,000
authorized shares, 3,656,145 issued and 3,616,912
outstanding at March 31, 2006 and 3,566,593
issued and 3,527,360 outstanding at December 31, 2005	3,656	3,567
Additional paid in capital	17,089,820	16,719,396
Unrealized loss on marketable securities	(900)	-
Treasury stock, 39,233 shares (at cost) at
March 31, 2006 and December 31, 2005	(89,422)	(89,422)
Accumulated deficit	(80,163)	(1,557,550)
Total stockholders' equity	16,922,991	15,075,991
Total liabilities and stockholders' equity	$ 23,783,548	$ 20,850,381

CONFERENCE CALL

ZEVEX International Inc. invites all those interested to join the ZEVEX management team for its earnings conference call for the first quarter ended March 31, 2006. The call will be held Wednesday, April 26, 2006 at 2:30 p.m. Mountain Time (4:30 p.m. Eastern, 3:30 p.m. Central, and 1:30 p.m. Pacific). The telephone numbers for the call are as follows:

Domestic: 1-800-240-5318

International: 1-303-262-2141

A live webcast and a rebroadcast of the conference call will be available on the Company’s website at www.zevex.com and www.streetevents.com. To listen to the live broadcast, please enter the site 10-15 minutes prior to the call in order to download any necessary software, and then click on the “Live Webcast” link on the ZEVEX Home Page to access the call. The webcast will be archived on both sites. There is no other replay access to the call.

ABOUT ZEVEX

ZEVEX International, Inc., (www.zevex.com), founded in 1986, is a diversified medical device company committed to creating products that transform life with patented and proprietary medical device technologies – from sensors and surgical tools to medical electronic systems.

Forward-Looking Statements

Statements made in this press release, including those relating to anticipated growth and other statements regarding future performance, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, the Company’s efforts to improve its sales and margins in its core businesses may not be effective or such efforts could be more difficult or expensive than the Company currently anticipates. Moreover, the Company could experience delays in orders for its contract manufacturing products or in the launch of planned new products that could delay the receipt of anticipated revenue. In addition to the foregoing, the economic, competitive, governmental, technological and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2005, may cause actual results or events to differ materially from those described in the forward looking statements in this press release.

Contact:

Phill McStotts

Chief Financial Officer

ZEVEX International Inc.

801-264-1001 Ext. 203

Email: phill.mcstotts@zevex.com

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